As filed with the Securities and Exchange Commission on August 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADDENTAX GROUP CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	35-2521028
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China	518000
(Address of Principal Executive Offices)	(Zip Code)

2024 Equity Incentive Plan

(Full Title of the Plan)

Mr. Hong Zhida

Chief Executive Officer

Addentax Group Corp.

Kingkey 100, Block A, Room 4805,

Luohu District, Shenzhen City, China 518000

(Name and Address of Agent for Service)

+(86) 755 8233 0336

(Telephone Number, Including Area Code, of Agent for Service)

Copy To:

David E. Danovitch, Esq.

Aaron M. Schleicher, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, New York 10020

(212) 660-3060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Addentax Group Corp. (the “Registrant”) for the purpose of registering 161,665 shares of common stock, par value $0.001 per share, of the Registrant (“Common Stock”) issued pursuant to its 2024 Equity Incentive Plan (the “Plan”) to the executive officers and directors (the “Selling Stockholders”) listed in the Reoffer Prospectus (as defined below). This Registration Statement includes, pursuant to General Instruction C to Form S-8 and Part I of Form S-3, a reoffer prospectus (the “Reoffer Prospectus”) that may be utilized for reoffers and resales on a continuous or a delayed basis in the future by the Selling Stockholders, who may be deemed “affiliates” of the Registrant, of up to 161,665 shares of Common Stock, which shares were granted to such holders pursuant to the Plan prior to the effective date of this Registration Statement. Such shares of Common Stock constitute “control securities” and/or “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The Reoffer Prospectus does not contain all of the information included in this Registration Statement, certain items of which are contained in schedules and exhibits to this Registration Statement, as permitted by the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). Statements contained in the Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to this Registration Statement, refer to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

The names of the Selling Stockholders and the numbers of shares of Common Stock they are selling under the Reoffer Prospectus are set forth below under the caption “Selling Stockholders” to the extent we presently have such information. However, other affiliate selling stockholders may elect to sell shares of Common Stock under the Reoffer Prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement the Reoffer Prospectus with that information.

As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form S-3, the number of shares of Common Stock to be offered by means of the Reoffer Prospectus by each of the Selling Stockholders, and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered in accordance with Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

Addentax Group Corp.

161,665 Shares of Common Stock

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and resale of up to 161,665 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Addentax Group Corp. (the “Company”, “we”, “us” or “our”), as well as any additional shares of Common Stock issued as a result of stock splits, stock dividends, or similar transactions, with respect to such shares of Common Stock, that may be reoffered or resold, from time to time, by certain selling stockholders described in this Reoffer Prospectus (the “Selling Stockholders”), all of whom are offering or selling “control securities” and/or “restricted securities,” and are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been acquired or that may be acquired under the Company’s 2024 Equity Incentive Plan (the “Plan”).

The Selling Stockholders have been and may be granted shares of Common Stock, which they hold of their own account, pursuant to the Plan. The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the Shares offered by this Reoffer Prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the registration statement of which this Reoffer Prospectus forms a part. We provide more information about how a Selling Stockholder may sell its Shares in the section titled “Plan of Distribution” on page 7.

We are registering the Shares on behalf of the Selling Stockholders, whose names are listed in the section titled “Selling Stockholders” beginning on page 5, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of the Shares by the Selling Stockholders in the offering described in this Reoffer Prospectus, we have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

The Shares issued pursuant to the Plan granted to the Selling Stockholders are deemed “control securities” and/or “restricted securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering such Shares under the Securities Act to allow for future sales by such Selling Stockholders on a continuous or delayed basis to the public without restriction.

The Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ATXG”. On August 8, 2025, the last reported sale price for shares of Common Stock as reported on Nasdaq was $0.433 per share.

We may amend or supplement this Reoffer Prospectus from time to time by filing amendments or supplements as required. You should read this entire Reoffer Prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 4 and in the documents which are incorporated by reference herein before you invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is August 11, 2025.

i

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus describes the general manner in which the Selling Stockholders may offer from time to time up to 161,665 shares of Common Stock. You should rely only on the information contained in this Reoffer Prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares offered by this Reoffer Prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this Reoffer Prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this Reoffer Prospectus. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this Reoffer Prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this Reoffer Prospectus nor any distribution of shares of Common Stock pursuant to this Reoffer Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this Reoffer Prospectus or in our affairs since the date of this Reoffer Prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus, any applicable prospectus supplement or amendment and the information incorporated by reference herein contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this Reoffer Prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this Reoffer Prospectus, the applicable prospectus supplement or any amendments thereto, and the information incorporated by reference herein, represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this Reoffer Prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this Reoffer Prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this Reoffer Prospectus and in any documents that we incorporate by reference into the registration statement of which this Reoffer Prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

2

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire Reoffer Prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

We are a Nevada holding company with no material operations of our own. We conduct substantially all of our operations through our operating companies established in the PRC, primarily YX, our wholly owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in China. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless. Our holding company, Addentax Group Corp., is listed on the Nasdaq Capital Market under the symbol of “ATXG”. We classify our businesses into three main segments: garment manufacturing, logistics services, and property management and subleasing. The Company previously engaged in the provision of epidemic prevention supplies, which included manufacturing, distribution and trading of epidemic prevention supplies.

Our garment manufacturing business consists of sales made principally to wholesalers located in the PRC. We have our own manufacturing facilities, with sufficient production capacity and skilled workers on production lines to ensure that we meet our high quality control standards and timely meet the delivery requirements for our customers. We conduct our garment manufacturing operations through five wholly owned subsidiaries, namely Dongguan Heng Sheng Wei Garments Co., Ltd, Dongguan Yushang Clothing Co., Ltd and Dongguan Aotesi Garments Co., Ltd., which are located in the Guangdong province, China.

Our logistics business consists of delivery and courier services covering 44 cities in 10 provinces and 2 municipalities in China. Although we have our own motor vehicles and drivers, we currently outsource some of the business to our contractors. We believe outsourcing allows us to maximize our capacity and maintain flexibility while reducing capital expenditures and the costs of keeping drivers during slow seasons. We conduct our logistics operations through two wholly owned subsidiaries, namely Shenzhen Xin Kuai Jie Transportation Co., Ltd and Shenzhen Yingxi Peng Fa Logistic Co., Ltd, which are located in the Guangdong province, China.

Our property management and subleasing business provides shop subleasing and property management services for garment wholesalers and retailers in the garment market. We currently have an aggregate of 56,238 square meters of floor space and provide approximately 1,300 shop spaces to clients. We conduct our property management and subleasing operation through a wholly owned subsidiary acquired in September 2023, namely Dongguan Hongxiang Commercial Co., Ltd., a PRC company, which is located in the Guangdong province, China.

Our Corporate Information

We were incorporated in the State of Nevada on October 28, 2014. Our business office is located at Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000. Our telephone number is +(86) 755 8233 0336. Our website address is www.Addentax.com. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Item 1A. Risk Factors” of our Annual Report on Form 10-K, for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025 and incorporated by reference herein, and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this Reoffer Prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This Reoffer Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Reoffer Prospectus.

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SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the reoffer and resale of shares of Common Stock that have been issued or that may be issued in the future to the Selling Stockholders listed below, under the Plan, which shares comprise “control securities” and/or “restricted securities” within the meaning of Form S-8.

The following table sets forth certain information with respect to each Selling Stockholder, including (i) the shares of Common Stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of Shares being offered by the Selling Stockholder pursuant to this Reoffer Prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the Shares does not necessarily mean that the Selling Stockholders will sell all or any of such shares of Common Stock, but the number of shares of Common Stock and percentages set forth in the final two columns below assume that all shares of Common Stock being offered by the Selling Stockholders are sold. See “Plan of Distribution.”

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of that Selling Stockholder, shares of Common Stock subject to warrants held by that Selling Stockholder that are exercisable for shares of Common Stock within 60 days after August 11, 2025, are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder. The address for each of the persons listed in the table is c/o Addentax Group Corp., Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000.

This Reoffer Prospectus covers the resale of up to an aggregate of 161,665 shares of Common Stock that may be sold or otherwise disposed of by the Selling Stockholders.

Name	Position	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Shares Which May Be Offered Pursuant to the Offering (1)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering (2)
Hong Zhida	President, Chief Executive Officer, Secretary and Director	245,894	23,095	245,894	2.1%
Huang Chao	Chief Financial Officer and Treasurer	2,572	23,095	2,572	*
Hong Zhiwang	Director	50,118	46,190	50,118	*
Alex P. Hamilton	Independent Director	–	23,095	–	–
Li Weilin	Independent Director	–	23,095	–	–
Xiao Jiangping (Gary)	Independent Director	–	23,095	–	–
	TOTALS	298,584	161,665		2.6%

* Less than 1%

(1)	The number of shares of Common Stock which may be offered by each Selling Stockholder represents RSAs granted to each Selling Stockholder under the Plan. Registering the Shares does not constitute a commitment by the Selling Stockholders to sell any or all of the stated number of Shares. The number of Shares offered and sold by the Selling Stockholders shall be determined from time to time by each Selling Stockholder.

(2)	The number of shares owned and the percentage of beneficial ownership after this offering set forth in these columns are based on 11,553,683 shares of Common Stock outstanding on July 29, 2025.

Material Relationships with Selling Stockholders

Other than compensation arrangements for each Selling Stockholder’s position as set forth in the column entitled “Position” in the table above, there is no other material relationships within the past three years between each Selling Stockholder and the Company.

5

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

See “Plan of Distribution” elsewhere in this Reoffer Prospectus for more information.

6

PLAN OF DISTRIBUTION

The purpose of this Reoffer Prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of their Shares acquired under the Plan which are “control securities” and/or “restricted securities.” We will not receive any of the proceeds of the sale of any such Shares offered and sold pursuant to this Reoffer Prospectus. The aggregate proceeds to each of the Selling Stockholders from the sale of any such Shares will be the purchase price of such Shares less any discounts, commissions or other expenses incurred by such Selling Stockholder. Each Selling Stockholder reserves the right to accept or reject any proposed purchase of such Shares to be made directly or through agents. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Shares covered hereby on any trading market, stock exchange or other trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling such Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell their Shares under Rule 144 under the Securities Act, if available, rather than under this Reoffer Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Reoffer Prospectus, in the case of an agency transaction or a principal transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

In connection with the sale of the Shares covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver such Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell such Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this Reoffer Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Reoffer Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. We will pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this Reoffer Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this Reoffer Prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby have been passed upon for us by Sullivan & Worcester LLP of New York, New York.

EXPERTS

The consolidated financial statements of Addentax Group Corp. as of March 31, 2025 and 2024 and for each of the two years in the period ended March 31, 2025, incorporated in this Reoffer Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2025, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Pan-China Singapore PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of Common Stock offered by the Selling Stockholders pursuant to this Reoffer Prospectus. As permitted by the SEC’s rules, this Reoffer Prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the Registration Statement. You will find additional information about us in the Registration Statement and its exhibits. Any statements made in this Reoffer Prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such Registration Statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.Addentax.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this Reoffer Prospectus or the Registration Statement of which this Reoffer Prospectus forms a part, and investors should not rely on such information in making a decision to purchase our shares of securities in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

Incorporated by reference in this Registration Statement are the following documents filed by the Company with the SEC pursuant to the Securities Act and Exchange Act. The SEC permits us to “incorporate by reference” into this Reoffer Prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this Reoffer Prospectus and you should read it with the same care that you read this Reoffer Prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this Reoffer Prospectus, and will be considered to be a part of this Reoffer Prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this Reoffer Prospectus, except as superseded, supplemented or modified by this Reoffer Prospectus, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on March 31, 2025, April 2, 2025, April 22, 2025, May 15, 2025 and July 2, 2025; and

●	the description of our Common Stock contained in Exhibit 4.1—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025.

We also incorporate by reference into this Reoffer Prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this Reoffer Prospectus is deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this Reoffer Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Addentax Group Corp.

Kingkey 100, Block A, Room 4805,

Luohu District, Shenzhen City, China 518000

Copies of these filings are also available on our website at www.addentax.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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Addentax Group Corp.

161,665 Shares of Common Stock

REOFFER PROSPECTUS

The date of this prospectus is August 11, 2025

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Incorporated by reference in this Registration Statement are the following documents filed by the Company with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025; and,

●	the description of our Common Stock contained in Exhibit 4.1—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502.1 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

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Section 78.7502.2 of the NRS also permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Indemnification pursuant to this section may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Discretionary indemnification pursuant to Section 78.7502.1 or Section 7502.2, unless ordered by a court or advanced pursuant to NRS 78.7501.2, may be made only as authorized upon a determination that the indemnification is proper under the circumstances. The determination that indemnification is proper under the circumstances may be made by the stockholders, the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or opinion of independent counsel if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, or a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS also permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement. Our Amended and Restated Bylaws generally provide for indemnification of our directors and officers to the fullest extent permitted under Nevada law and require that we pay such expenses upon receipt of such an undertaking. We have also entered to agreements with certain directors that provide for indemnification.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. Our Amended and Restated Bylaws implement the insurance provisions above by providing that our board of directors may direct that we purchase and maintain insurance on behalf of our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

The issuance of the shares of Common Stock that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering.

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Item 8. Exhibits.

EXHIBIT INDEX

Exhibit		Filed or Furnished	Incorporated by Reference
Number		Herewith	Form	Exhibit	Date	File No.

3.1	Articles of Incorporation		S-1	3.1	8/5/2015	333-206097
3.2	Certificate of Amendment Pursuant to NRS 78.386 and 78.390, effectuating the two for one forward stock split and increasing the authorized shares of common stock of Addentax Group Corp. from 75,000,000 to 150,000,000		8-K	3.1	7/21/2016	333-206097
3.3	Certificate of Amendment Pursuant to NRS 78.385 and 78.390, increasing the authorized shares of common stock of Addentax Group Corp. to 1,000,000,000		S-1	3.3	4/18/2019	333-230943
3.4	Certificate of Change Pursuant to NRS 78.209, effectuating the 20-for-1 reverse stock split and decreasing the authorized shares of common stock of Addentax Group Corp. from 1,000,000,000 to 50,000,000		8-K	3.1	3/5/2019	333-206097
3.5	Amended and Restated Bylaws		8-K	3.1	3/15/2019	333-206097
3.6	Certificate of Amendment to the Amended and Restated Articles of Incorporation increasing the authorized shares of common stock of Addentax Group Corp. to 250,000,000		8-K	3.1	3/23/2023	001-41478
3.7	Amendment to the Articles of Incorporation, as amended, of Addentax Group Corp. for 1-for-10 Reverse Stock Split		8-K	3.1	6/30/2023	001-41478
3.9	Stamped copy of the Certificate of Amendment to the Articles of Incorporation, as amended, of Addentax Group Corp. for 1-for-10 Reverse Stock Split		8-K	3.2	6/30/2023	001-41478
3.10	Stamped copy of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation, as amended, of Addentax Group Corp. for 1-for-10 Reverse Stock Split		8-K	3.3	6/30/2023	001-41478
5.1	Opinion of Sullivan & Worcester LLP (regarding validity of common stock being registered).	X
10.1	Addentax Group Corp. 2024 Equity Incentive Plan.		10-K	10.14	7/15/2024	001-41478
23.1	Consent of Pan-China Singapore PAC.	X
23.2	Consent of Sullivan & Worcester LLP (included in its opinion filed as Exhibit 5.1).	X
24.1	Power of Attorney (included in the signature page hereto).
107	Filing Fee Table.	X

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Luohu District, Shenzhen City, People’s Republic of China on August 11, 2025.

ADDENTAX GROUP CORP.

By:	/s/ Hong Zhida
Name:	Hong Zhida
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint Hong Zhida and Huang Chao, or either of them, his true and lawful attorney-in-facts and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) or supplements to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hong Zhida	CEO, President, Secretary and Director	August 11, 2025
Hong Zhida	(Principal Executive Officer)

/s/ Huang Chao	CFO and Treasurer	August 11, 2025
Huang Chao	(Principal Financial and Accounting Officer)

/s/ Hong Zhiwang	Director	August 11, 2025
Hong Zhiwang

/s/ Li Weilin	Independent Director	August 11, 2025
Li Weilin

/s/ Alex P. Hamilton	Independent Director	August 11, 2025
Alex P. Hamilton

/s/ Xiao Jiangping (Gary)	Independent Director	August 11, 2025
Xiao Jiangping (Gary)

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